EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OMI Corporation (the “Company”) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kathleen C. Haines, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 10, 2004	By:	/s/ Kathleen C. Haines

Senior Vice President, Chief Financial Officer and Treasurer

A signed original of this statement required by Section 906 has been provided to OMI Corporation and will be retained by OMI Corporation and furnished to the Securities and Exchange Commission or its Staff upon request.